Calculation of Filing Fee Tables
S-4
JONES FINANCIAL COMPANIES LLLP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Limited Partnership Interests	Class B Limited Partner Interests	Other	1,719,694.2		$ 1,719,694,200.00	0.0001381	$ 237,489.77
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,719,694,200.00		$ 237,489.77
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 237,489.77
Offering Note
[1]	Rule 457(f) Fee Calculation Details

The amount registered represents up to 1,719,694.20 units of Class B Limited Partner Interests (the "Class B Interests") of The Jones Financial Companies, L.L.L.P., a Missouri limited liability limited partnership (the "Registrant"), being offered in exchange for units of Class A Limited Partner Interests (the "Class A Interests"), pursuant to the exchange offer (the "Exchange Offer") described in the prospectus forming a part of the registration statement filed by the Registrant on Form S-4, with which this exhibit is filed (the "Registration Statement"). The maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the "Act"), is based on the product of (i) 1,719,694.20, the maximum number of Class A Interests that may be exchanged for Class B Interests (based upon 1,719,694.20 Class A Interests issued and outstanding as of the close of business on July 15, 2026) and (ii) $1,000, the unit price of the Class B Interests being offered, which represents the book value of each Class B Interest. The decision to issue units of Class B Interests in increments of $1,000 as part of the Exchange Offer, rather than in other amounts, has been arbitrarily determined by the Registrant. No cash consideration will be paid or received by the Registrant in connection with the Exchange Offer.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
1,719,694.2	$ 1,000.00	$ 1,719,694,200.00			$ 1,719,694,200.00

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date